SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549




                                  FORM 8-K



                               CURRENT REPORT




   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 24, 1994





                              NYNEX CORPORATION





 A Delaware          Commission File          I.R.S. Employer Identification
 Corporation         Number 1-8608            No. 13-3180909




           1113 Westchester Avenue, White Plains, New York  10604

                       Telephone number (914) 644-6400

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Form 8-K                                              NYNEX Corporation
March 24, 1994


Item 5.  Other Events.

         NYNEX Corporation ("NYNEX"), the Communications Workers of America and Local 2213 of the International Brotherhood of Electrical Workers ("IBEW") in New York have reached a tentative agreement on a new contract extending existing labor agreements, which were to expire in August 1995, to August 1998. The tentative agreement, which includes basic wage increases of 10.5 percent over the three-year contract extension period and a retirement incentive, is subject to the completion of local bargaining and ratification by the union membership. Talks began on March 21, 1994 in attempts to reach similar agreements with locals of the IBEW in New England.

         NYNEX anticipates recording additional after-tax charges of approximately $1.3 billion as employees leave NYNEX through 1996. These charges include the additional costs of NYNEX's enhancements to the management and nonmanagement pension plans as well as the additional postretirement medical costs associated with these enhancements. These charges are in addition to the business restructuring charges recorded in the fourth quarter of 1993. Much of the cost of the pension enhancements will be funded by the NYNEX Pension Plans.

         For a discussion of the business restructuring charges and the enhancement to the management pension plan, see Management's Discussion and Analysis of Financial Condition and Results of Operations in NYNEX Corporation's 1993 Annual Report on Form 10-K.


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Form 8-K                                              NYNEX Corporation
March 24, 1994



                                 SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NYNEX Corporation




                                      By           P. M. Ciccone
                                                   P. M. Ciccone
                                          Vice President and Comptroller





March 31, 1994